As filed with the Securities and Exchange Commission on June 25, 1997

                                                    Registration No. 333-
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                   ---------------------------------------
                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933
                    ------------------------------------

                       MIDWEST FEDERAL FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)

             Wisconsin                          39-1725856
             (State or other jurisdiction of    (I.R.S. employer
             incorporation or organization)     identification no.)


                             1159 Eighth Street
                         Baraboo, Wisconsin   53913
        (Address of principal executive offices, including zip code)

     MIDWEST FEDERAL FINANCIAL CORP. 1997 NONQUALIFIED STOCK OPTION PLAN
                          (Full title of the plan)

                               Gary E. Wegner
                    President and Chief Executive Officer
                       Midwest Federal Financial Corp.
                             1159 Eighth Street
                         Baraboo, Wisconsin   53913
                   (Name and address of agent for service)

                               (608) 356-7771
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                            Christopher J. Zinski
                            Schiff Hardin & Waite
                              7200 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5548

                          -------------------------
                       CALCULATION OF REGISTRATION FEE






                                    Proposed    Proposed
                        Amount       maximum     maximum
        Title of         to be      offering    aggregate    Amount of
    Securities to be  registered     price      offering    registration
       Registered                  per share     price          fee
                                      (1)          (1)          (1)

    Common Stock,       160,000      $19.25    $3,080,000       $934
    par value $.01
    per share


   (1) Estimated on the basis of $19.25, the average of the bid and the asked prices as quoted on the Nasdaq "Small-Cap" Market on June 23, 1997, pursuant to Rule 457(h).






                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by Midwest Federal Financial Corp. (the "Registrant"), are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

        (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997; and

        (c) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Form 8-A, filed with the Commission on June 19, 1992, registering Registrant s Common Stock under the Securities and Exchange Act of 1934.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

             Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 180.0850 to 180.0859 of the Wisconsin Business
   Corporation Law set forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

        Article XIV of the Registrant s Articles of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the





   Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The Registrant maintains an insurance policy under which its officers and directors, and officers and directors of its subsidiary, Baraboo Federal Bank, FSB, are insured, within limits and subject to the limitations of the policy, against certain losses arising from any claim or claims made against them in their respective capacities of directors and officers. The policy also provides for reimbursement to the Registrant for any indemnification of such officers and directors.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 5 hereof.

   ITEM 9.   UNDERTAKINGS.

   The undersigned Registrant hereby undertakes:

   1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

   (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (c) Include any additional or changed material information on the plan of distribution.

   provided, however, that paragraphs (a) and (b) above do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act of 1934.






   2. That, for determining liability under the Securities Act of 1933 (the "Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.



















































                                 SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baraboo, State of Wisconsin, on the 17th day of June, 1997.

                                 MIDWEST FEDERAL FINANCIAL CORP.
                                           (Registrant)



                                 By:/s/ Gary E. Wegner
                                 ------------------------------------
                                 Gary E. Wegner
                                 President and Chief Executive Officer


                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that Midwest Federal Financial Corp. and each of the undersigned officers and directors of Midwest Federal Financial Corp. hereby constitute and appoint Gary E. Wegner the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.















    Signature                  Title                 Date
    ---------                  ------                -----



    /s/ Gary E. Wegner         President, Chief      June 17,1997
    -------------------------  Executive Officer
          Gary E. Wegner       and Director
                               (Principal
                               Executive Officer)


                               Chief Financial       June 17, 1997
    /s/ Dean C. Carter         Officer
    -------------------------  (Principal
          Dean C. Carter       Financial and
                               Accounting Officer)


    /s/ George M. McArthur     Chairman and          June 17, 1997
    ------------------------   Director
        George M. McArthur



    /s/ Robert J. Schwarz      Vice Chairman and     June 17, 1997
    ------------------------   Director
        Robert J. Schwarz


    /s/John D. Jenks           Director              June 17, 1997
    ------------------------
          John D. Jenks



    /s/Albert R. Dippel        Director              June 17, 1997
    ------------------------
         Albert R. Dippel



    /s/David M. Gunderson      Director              June 17, 1997
    -------------------------
        David M. Gunderson


    /s/Dr. James D. Mathers    Director              June 17, 1997
    -------------------------
    Dr. James D. Mathers









                                EXHIBIT INDEX

   Exhibit
   Number                   Description                          Page No.
   --------                 ------------                            ----

   5              Opinion of Schiff Hardin & Waite.                     6

   23.1           Consent of McGladrey & Pullen LLP.                    7

   23.2           Consent of Wipfli Ullrich Bertelson.                  8

   23.3           Consent of Schiff Hardin & Waite
                  (contained in their opinion filed as
                  Exhibit 5).                                           -

   24             Powers of Attorney (contained on the
                  signature pages hereto).                              -

































